EXHIBIT M

       AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


          This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT is made as of the 15th day of May 1996 (this "Agreement"), between Styles on Video, Inc., a Delaware corporation (the
"Company"), and International Digital Investors, L.P., a Delaware limited partnership (the "Investor").

                           WITNESSETH:

          WHEREAS, the Company has previously issued and sold, and the Investor has previously purchased, pursuant to that certain Note and Preferred Stock Purchase Agreement, dated November 20, 1995 (the "Existing Purchase Agreement"), between the Company, Forever Yours, Inc., a California corporation and subsidiary of the Company ("FYI") and the Investor, the Series A Preferred Shares and the Series A Warrants.

          WHEREAS, in order to induce the Investor to enter into the Existing Purchase Agreement, the Company granted to the Investor pursuant to a Registration Rights Agreement, dated as of November 20, 1995 (the "Existing Registration Rights Agreement"), certain registration rights with respect to the Series A Warrants, the shares of Common Stock issuable to the Investor upon conversion of the Series A Preferred Shares and the shares of Common Stock issuable to the Investor upon exercise of the Series A Warrants (collectively, the "Existing Securities").

          WHEREAS, the Company has agreed to issue and sell, and the Investor has agreed to purchase, pursuant to the Note and Preferred Stock Purchase Agreement, dated May 14, 1996 (the "Additional Note Agreement"), between the Company, FYI and the Investor, unregistered Series B Preferred Shares and the Series B Warrants.

          WHEREAS, in order to induce the Investor to enter into the Additional Note Agreement, the Company desires to amend and restate the Existing Registration Rights Agreement and grant to the Investor, as provided herein, certain registration rights with respect to the Series B Warrants, the shares of Common Stock issuable to the Investor upon conversion of the Series B Preferred Shares and the shares of Common Stock issuable to the Investor upon exercise of the Series B Warrants, in addition to the registration rights granted to the Investor with respect to the Existing Securities.

          NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                            ARTICLE 1

                       CERTAIN DEFINITIONS

          Terms with initial capital letters not otherwise defined in this Agreement have the meanings set forth in Exhibit A to the Additional Note Agreement. In addition, the following terms with initial capital letters have the following meanings:

          1.1  "Business Day" means any day on which the American
Stock Exchange is open for trading.

          1.2  "Closing Date" means the date of this Agreement.

          1.3 "Common Stock" means the Common Stock, par value $.001 per share of the Company, and any securities of the Company or any successor which may be issued on or after the date hereof in respect of, or in exchange for, shares of Common Stock pursuant to merger, consolidation, stock split, stock dividend, recapitalization of the Company or otherwise.

          1.4 "Eligible Securities" means any and all of the Series A Warrants, the Series B Warrants, any shares of Common Stock issuable upon any conversion of Series A Preferred Shares and the Series B Preferred Shares and any shares of Common Stock issuable upon exercise of the Series A Warrants and the Series B Warrants, in each case whether held by the Investor or any direct or indirect transferee of the Investor.

          As to any proposed offer or sale of Eligible
Securities, such securities shall cease to be Eligible Securities with respect to such proposed offer or sale when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement or (ii) all of such securities are permitted to be distributed concurrently pursuant to Rule 144 (or any successor provision to such Rule) under the Securities Act or are otherwise freely transferable to the public without registration pursuant to Section 4(1) of the Securities Act. In the event the Company prepares a registration statement pursuant to Article 3 or 4 hereof which becomes effective and the Holder fails to dispose of Eligible Securities included therein at the request of such Holder, such securities shall remain Eligible Securities but the Holder shall be responsible for assuming that portion of the Registration Expenses in connection with such registration as equals that portion of Eligible Securities originally to be sold pursuant to such registration which were included therein at the request of such Holder and were not so sold.

          1.5 "Holder" means the Investor and each of the Investor's successive successors and assigns who acquires
Eligible Securities, directly or indirectly, from the Investor or from any successive successor or assign of the Investor.

          1.6 "Person" means an individual, a partnership (general or limited), corporation, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust under vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

          1.7 "Registration Expenses" means all expenses incident to the Company's performance of or compliance with the registration requirements set forth in this Agreement including, without limitation, the following: (a) the fees, disbursements and expenses of the Company's counsel(s) and accountants in connection with the registration of Eligible Securities to be disposed of under the Securities Act, (b) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to the underwriters and dealers, (c) the cost of printing or producing any agreement(s) among underwriters, underwriting agreement(s) and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of Eligible Securities to be disposed of, (d) all expenses in connection with the qualification of Eligible Securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualifications and in connection with any blue sky and legal investment surveys, (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc., of the terms of the sale of Eligible Securities to be disposed of, and (f) fees and expenses incurred in connection with the listing of Eligible Securities on each securities exchange on which securities of the same class are then listed; provided, however, that Registration Expenses with respect to any registration pursuant to this Agreement shall not include (x) underwriting discounts or commissions attributable to Eligible Securities, (y) transfer taxes applicable to Eligible Securities or (z) SEC filing fees with respect to Eligible Securities to be sold by the Holder thereof.

          1.8  "SEC" means the Securities and Exchange
Commission.

          1.9  "Securities Act" shall mean the Securities Act of
1933, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the relevant time.

          1.10 "Series A Preferred Shares" means all shares of Series A Preferred Stock, stated value $100 per share, issued pursuant to the Existing Purchase Agreement and having the rights, preferences, privileges and restrictions set forth in the form of Certificate of Designation attached to the Existing Purchase Agreement as Exhibit C, and any securities of the Company or any successor which may be issued on or after the date thereof in respect of, or in exchange for, the Series A Preferred Shares pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Company or otherwise.

          1.11 "Series B Preferred Shares" means all shares of Series B Preferred Stock, stated value $100 per share, issued pursuant to the Additional Note Agreement and having the rights, preferences, privileges and restrictions set forth in the form of Certificate of Designation attached to the Additional Note Agreement as Exhibit C, and any securities of the Company or any successor which may be issued on or after the date thereof in respect of, or in exchange for, the Series B Preferred Shares pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Company or otherwise.

          1.12 "Series A Warrants" means the warrants, having the terms set forth in the Warrant Certificate attached to the Existing Purchase Agreement as Exhibit D, and any securities of the Company or any successor which may be issued on or after the date thereof in respect of, or in exchange for, the Series A Warrants pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Company or otherwise.

          1.13 "Series B Warrants" means the warrants, having the terms set forth in the Warrant Certificate attached to the Additional Note Agreement as Exhibit D, and any securities of the Company or any successor which may be issued on or after the date hereof in respect of, or in exchange for, the Series B Warrants pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Company or otherwise.

          1.14 "Additional Registrable Securities" means any securities of the Company, including the Arnold Securities, the holders of which have been granted registration rights by the Company.

          1.15 "Arnold Securities" means "Eligible Securities" as defined in the Registration Rights Agreement, dated as of May 15, 1996, between the Company and Dana I. Arnold.


                            ARTICLE 2

                          EFFECTIVENESS

          2.1  Effectiveness of Registration Rights.  This
Agreement amends and restates the Existing Registration Rights
Agreement in its entirety. The registration rights granted pursuant to Articles 3 and 4 hereof shall become effective on the Closing Date and terminate when there cease to be Eligible
Securities.


                            ARTICLE 3

                       DEMAND REGISTRATION

          3.1 Notice. At any time or from time to time following the Closing Date, upon written notice from any Holder or Holders requesting that the Company effect the registration under the Securities Act of all or part of the Eligible Securities held by them, which notice shall specify the number and class of Eligible Securities intended to be registered and the intended method or methods of disposition of such Eligible Securities, the Company will use reasonable efforts to effect (at the earliest possible date) the registration, under the Securities Act, of such Eligible Securities for disposition in accordance with the intended method or methods of disposition stated in such request, provided that

               (a) the Company shall be obligated to register the Eligible Securities upon receipt of a registration request only if the Eligible Securities to be registered have a fair market value at both the time of receipt of the request and the filing of the Registration Statement, of at least $100,000,

               (b) if the registration request is not made by, or on behalf of, all Holders, then the Company will give prompt written notice thereof to all Holders not included therein. Such notice shall specify, at a minimum, the number and class of the Eligible Securities proposed to be registered, the proposed date of filing of such registration statement, and proposed means of distribution of such Eligible Securities, any proposed managing underwriter or underwriters of such Eligible Securities and a good faith estimate by the Company of the proposed maximum offering price thereof, as such price is proposed to appear on the facing page of such registration statement. Upon the written request of any Holder delivered to the Company within 5 Business Days after the giving of any such notice (which request shall specify the number of Eligible Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company will use reasonable efforts to effect, in connection with such registration, the registration under the Securities Act of all Eligible Securities which the Company has been so requested to register by such Holder, to the extent required to permit the disposition (in accordance with the intended method or methods thereof as aforesaid) of Eligible Securities so to be registered, provided that if any managing underwriter of such Eligible Securities shall advise the Company and the Holders whose Eligible Securities are requested to be included in such registration in writing that, in its opinion, the inclusion in the registration statement of all of the Eligible Securities sought to be registered by such Holders creates a substantial risk that the price per unit that such Holders will derive from such registration will be materially and adversely affected or that the combined offering would otherwise be materially and adversely affected, then the Company will include in such registration statement such number of Eligible Securities of each such Holder (pro rata in proportion to the number sought to be registered by such Holder relative to the number sought to be registered by all Holders) as the Company and such Holders are so advised can be sold in such offering without such an effect.

               (c) if the Company shall have previously effected a registration with respect to Eligible Securities pursuant to Article 4 hereof, the Company shall not be required to effect a registration pursuant to this Article 3 until a period of one hundred and eighty (180) days shall have elapsed from the effective date of the most recent such previous registration, and

               (d)  the Company shall be obligated to register
     Eligible Securities upon a notice pursuant to this Article
     3, three times only during the term of this Agreement, and

               (e) the intended method or methods of disposition shall not include a "shelf registration" whereby shares of Common Stock are sold from time to time in multiple transactions.

          3.2 Registration Expenses. With respect to the registrations requested pursuant to this Article 3, the Company shall pay all Registration Expenses.


                            ARTICLE 4

                     PIGGYBACK REGISTRATION

          4.1 Notice and Registration. If the Company proposes to register any of its securities under the Securities Act (whether for its own account or for the account of any other Person, or both) (the "Primary Securities") on a form and in a manner which would permit registration of Eligible Securities for sale to the public under the Securities Act, it will give prompt written notice to all Holders of its intention to do so. Such notice shall specify, at a minimum, the number and class of the Primary Securities so proposed to be registered, the proposed date of filing of such registration statement, and proposed means of distribution of such Primary Securities, any proposed managing underwriter or underwriters of such Primary Securities and a good faith estimate by the Company of the proposed maximum offering price thereof, as such price is proposed to appear on the facing page of such registration statement. Upon the written request of any Holder delivered to the Company within 5 Business Days after the giving of any such notice (which request shall specify the number of Eligible Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company will use reasonable efforts to effect, in connection with the registration of the Primary Securities, the registration under the Securities Act of all Eligible Securities which the Company has been so requested to register by such Holder (the "Selling Stockholder"), to the extent required to permit the disposition (in accordance with the intended method or methods thereof as aforesaid) of Eligible Securities so to be registered, provided that

               (a) if, at any time after giving such written notice of its intention to register any Primary Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall be unable to or shall determine for any reason not to register such Primary Securities, the Company may, at its election, give written notice of such determination to such Holder and thereupon the Company shall be relieved of its obligation to register such Eligible Securities in connection with the registration of such Primary Securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in
     Section 4.2), without prejudice, however, to the rights (if any) of such Holder immediately to request that such registration be effected as a registration under Article 3;

               (b) In the event that any managing underwriter of the Primary Securities shall advise the Company, any holders for whose account any such Primary Securities are being registered (the "Requesting Stockholders"), the Selling Stockholders and any holders requesting to have Additional Registrable Securities included in such registration (the "Additional Stockholders") in writing that, in its opinion, the inclusion in the registration statement of all of the Primary Securities, Eligible Securities and Additional Registrable Securities sought to be registered by the respective holders thereof creates a substantial risk that the price per unit that the Company and such holders will derive from such registration will be materially and adversely affected or that the offering would otherwise be materially and adversely affected, then the Company will include in such registration statement such number of Primary Securities, Eligible Securities and Additional Registrable Securities as the Company, the Requesting Stockholders, the Selling Stockholders and the Additional Stockholders are so advised can be sold in such offering without such an effect (the "Maximum Number"), as follows and in the following order of priority: (i) first, the number of Primary Securities, if any, that the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined to include in such registration, (ii) second, if and to the extent that the number of Primary Securities sought to be registered under clause (i) is less than the Maximum Number, the number of Primary Securities sought to be registered by each Requesting Stockholder, if any, the number of Eligible Securities sought to be registered by each Selling Stockholder and the number of Arnold Securities, if any, sought to be registered by each holder thereof, pro rata, if necessary, in proportion to the number sought to be registered by such Requesting Stockholder, Selling Stockholder or holder of Arnold Securities, as applicable, relative to the number sought to be registered by all Requesting Stockholders, Selling Stockholders and holders of Arnold Securities and (iii) third, if and to the extent that the number of Primary Securities, Eligible Securities and Arnold Securities sought to be registered under clauses (i) and (ii) is less than the Maximum Number, any Additional Registrable Securities sought to be registered by the Additional Stockholders, if any.

               (c) The Company shall not be required to effect any registration of Eligible Securities under this Article 4 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock options or other employee benefit plans, and

               (d) The Company shall not be required to register any Eligible Securities if the intended method or methods of distribution for the Eligible Securities is from time to time in multiple transactions.

No registration of Eligible Securities effected under this
Article 4 shall relieve the Company of its obligation (if any) to effect registrations of Eligible Securities pursuant to Article
3.

          4.2 Registration Expenses. The Company (as between the Company and any Holder) shall be responsible for the payment of all Registration Expenses in connection with any registration pursuant to this Article 4.


                            ARTICLE 5

                     REGISTRATION PROCEDURES

          5.1 Registration and Qualification. If and whenever the Company is required to use reasonable efforts to effect the registration of any Eligible Securities under the Securities Act as provided in Articles 3 and 4, the Company will as promptly as is practicable:

               (a) prepare, file and use reasonable efforts to cause to become effective a registration statement under the Securities Act regarding the Eligible Securities to be offered.

               (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Eligible Securities until the earlier of such time as all of such Eligible Securities have been disposed of in accordance with the intended methods of disposition by the Holders set forth in such registration statement or the expiration of six (6) months after such registration statement becomes effective.

               (c) furnish to all Holders and to any underwriter (which term for purposes of this Agreement shall include a person deemed to be an underwriter within the meaning of
     Section 2(11) of the Securities Act and any placement agent or sales agent of such Eligible Securities) one executed copy each and such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents as any Holder or such underwriter may reasonably request.

               (d) use reasonable efforts to register or qualify all Eligible Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as any Holder or any underwriter of such Eligible Securities shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable any Holder or any underwriter to consummate the disposition in such jurisdictions of the Eligible Securities by such registration statement, except the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction.

               (e)  promptly notify the selling Holders of
     Eligible Securities and the managing underwriters, if any, thereof and confirm such advice in writing, (i) when such registration statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any comments by the SEC and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by the SEC or such commissioner for amendments or supplements to such registration statement or prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose, (iv) if at any time the representations and warranties by the Company contemplated by Section 5.1(h) or Section 5.2(b) hereof cease to be true and correct in all material respect, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Eligible Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (vi) at any time when a prospectus is required to be delivered under the Securities Act, that such registration statement, prospectus, prospectus amendment or supplement or post-effective amendment, or any document incorporated by reference in any of the foregoing, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circum-stances then existing (it being understood that the Company shall file any necessary amendments or take any other action necessary to correct such misleading information).

               (f) use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto at the earliest practicable date.

               (g) use its reasonable efforts to obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required to effect such registration or the offering or sale in connection therewith or to enable the Holders to offer, or to consummate the disposition of, the Eligible Securities.

               (h)  whether or not an agreement of the type
     referred to in Section 5.2 hereof is entered into and whether or not any portion of the offerings contemplated by such registration statement is an underwritten offering or is made through a placement or sales agent or and other entity, (i) make such representations and warranties to the Holders and the underwriters, if any thereof in form, substance and scope as are customarily made in connection with an offering of common stock or other equity securities pursuant to any appropriate agreement and/or a registration statement filed on the form applicable to such registration,
     (ii) obtain opinions of inside and outside counsel to the Company in customary form and covering such matters, of the type customarily covered be such opinions as the managing underwriters, if any, and as the Holders may reasonably request, (iii) obtain a "cold comfort" letter or letters from the independent certified public accountants of the Company addressed to the Holders and the underwriters, if any, thereof dated (I) the effective date of such registration statement and (II) the date of the closing under the underwriting agreement relating thereto, such letter or letters to be in customary form and covering such matters of the type customarily covered, from time to time by letters of such type and such other financial matters as the managing underwriters, if any, and as the Holders may reasonable request, (iv) deliver such documents and certificates, including officers' certificates, as may be reasonably requested by the Holders and the placement or sales agent, if any, therefor and the managing underwriters, if any, thereof to evidence the accuracy of the representations and warranties made pursuant to clause (i) above and the compliance with or satisfaction of any agreements or conditions contained in the underwriting agreement or other agreement entered into by the Company, and (v) undertake such obligations relating to expense reimbursement, indemnification and contribution as are provided Article 7 hereof.

               (i)  comply with all applicable rules and
     regulations of the SEC, and make generally available to its securityholders, as soon as practicable but in any event not later than eighteen months after the effective date of such registration statement, an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 thereunder), and

               (j) use its best efforts to list prior to the effective date of such registration statement, subject to notice of issuance, the Eligible Securities covered by such registration statement on any securities exchange on which securities of the same class are then listed or if such class is not then so listed, to have the Eligible Securities accepted for quotation for trading on the Nasdaq National Market (or a comparable interdealer quotation system then in effect).

The Company may require any Holder to furnish the Company such information regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection with any registration.

          5.2  Underwriting.  (a) If requested by the
underwriters for any underwritten offering of Eligible Securities pursuant to a registration requested hereunder, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are then customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 5.1(h). The Holders on whose behalf Eligible Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement. Such agreement shall contain such representations and warranties by the Holders and such other terms and provisions as are then customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Article 7. The representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders of Eligible Securities.

          (b)  In the event that any registration pursuant to
Article 4 hereof shall involve, in whole or in part, an underwritten offering, the Company may require Eligible Securities requested to be registered pursuant to Article 4 to be included in such underwriting on the same terms and conditions as shall be applicable to the Primary Securities being sold through underwriters under such registration. In such case, the Holders of Eligible Securities on whose behalf Eligible Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement. Such agreement shall contain such representations and warranties by the Holders and such other terms and provisions as are then customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Article 7. The representations and warranties in such underwriting agreement by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Eligible Securities.

          5.3 Withdrawals. Any Holder having notified or directed the Company to include any or all of its Eligible Securities in a registration statement pursuant to Article 3 or 4 hereof shall have the right to withdraw such notice or direction with respect to any or all of the Eligible Securities designated for registration thereby by giving written notice to such effect to the Company at least two Business Days prior to the anticipated effective date of such registration statement. In the event of any such withdrawal, the Company shall amend such registration statement and take such other actions as may be necessary so that such Eligible Securities are not included in the applicable registration and not sold pursuant thereto, and such Eligible Securities shall continue to be Eligible Securities in accordance herewith. The withdrawing Holder shall be responsible for assuming that portion of the Company's expenses in connection with such registration as equals the portion of Eligible Securities originally to be sold pursuant to such registration which were to be sold by the withdrawing Holder. No such withdrawal shall affect the obligations of the Company with respect to Eligible Securities not so withdrawn, provided, however, that in the case of a registration pursuant to Article 3 hereof, if such withdrawal shall reduce the total number of the Eligible Securities to be registered so that the requirements set forth in Section 3.1(a) are not satisfied, then the Company shall, prior to the filing of such registration statement or, if such registration statement (including any amendment thereto) has theretofore been filed, prior to the filing of any further amendment thereto, give each Holder of Eligible Securities so to be registered notice, referring to this Agreement, of such fact and, within ten Business Days following the giving of such notice, either the Company or the Holders of a majority of such Eligible Securities may, by written notice to each Holder of such Eligible Securities or the Company, as the case may be, elect that such registration statement not be filed or, if it has theretofore been filed, that it be withdrawn; provided that such withdrawal shall not count toward the three request maximum set forth in Section 3(c).


                            ARTICLE 6

              PREPARATION; REASONABLE INVESTIGATION

          6.1 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Eligible Securities under the Securities Act, the Company will give all Holders and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books and records and such opportunities to discuss the business of the Company with its directors, officers, employees, counsel and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of any Holder and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.


                            ARTICLE 7

                INDEMNIFICATION AND CONTRIBUTION

          7.1  Indemnification and Contribution.    (a) In the
event of any registration of any Eligible Securities hereunder, the Company will enter into customary indemnification arrangements to indemnify and hold harmless all selling Holders, their directors and officers, if any, each Person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act against any losses, claims, damages, and expenses joint or several, to which such Person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any document incorporated be reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will periodically reimburse each such Person for and legal or any other expenses reasonably incurred by such Person in connection with investigating or defending and such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, and such preliminary prospectus or final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any selling Holder or such underwriter for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder or any such Person and shall survive the transfer of such securities by such selling Holder. The Company also shall agree to make provision for contribution as shall be reasonably requested be such selling Holder or any underwriter in circumstances where such indemnity is held unenforceable.

          (b) All selling Holders, by virtue of exercising their registration rights hereunder, agree and undertake to enter into customary indemnification arrangements to indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (a) of this Article 7) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each Person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, each Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information concerning such Holder furnished by it to the Company for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of the registered securities by any Holder. Holders also shall agree to make provision for contribution as shall be reasonably requested by the Company or any underwriters in circumstances where such indemnity is held unenforceable. The indemnification and contribution obligations of any Holder shall in every case be limited to the aggregate proceeds received (net of any underwriting fees and expenses and other transaction costs) by such Holder in such registration.


                            ARTICLE 8

                 TRANSFER OF REGISTRATION RIGHTS

          8.1 Transfer of Registration Rights. Any Holder may transfer the registration rights granted hereunder to and other Person but only in connection with a transfer permitted pursuant to the Existing Purchase Agreement in the case of the Series A Preferred Shares and the Existing Warrants, and the Additional Note Agreement in the case of the Series B Preferred Shares and the Additional Warrants to such Person of Eligible Securities held by such Holder; provided that such Holder (or and such permitted transferee) shall retain registration rights as to any retained Eligible Securities.


                            ARTICLE 9

                     UNDERWRITTEN OFFERINGS

          9.1 Selection of Underwriters. If any of the Eligible Securities covered by any registration statement filed pursuant to Article 3 hereof are to be sold pursuant to an underwritten offering, the managing underwriter or underwriters thereof shall, in the case of any registration statement filed pursuant to
Article 3 hereof, be designated after consultation with the Company by the Holder or Holders demanding registration, provided that such designated managing underwriter or underwriters is or are reasonably acceptable to the Company.


                           ARTICLE 10

                            RULE 144

          10.1 Rule 144. The Company covenants to and with each Holder of Eligible Securities that to the extent it shall be required to do so under the Exchange Act, the Company shall use its best efforts timely to file the reports required to be filed by it under the Exchange Act or the Securities Act (including, but not limited to, the reports under Section 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the SEC under the Securities Act) and the rules and regulations adopted by the SEC thereunder, and shall use its best efforts, to take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Eligible Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Eligible Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.


                           ARTICLE 11

                          MISCELLANEOUS

          11.1 Captions. The captions or headings in this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope or intent of this Agreement.

          11.2 Severability. If any clause, provision or section of this Agreement shall be invalid, illegal or unenforceable, the invalidity, illegality or unenforceability of such clause, provision or section shall not affect the enforceability or validity of any of the remaining clauses, provisions or sections hereof to the extent permitted by applicable law.

          11.3.     Governing Law.  This Agreement shall be
governed by and be construed and enforced in accordance with the laws of the State of California without giving effect to conflicts of law principles.

          11.4 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. (a) The parties to this Agreement hereby irrevocably submit to the exclusive jurisdiction of any Federal court located in Los Angeles, California over any suit, action or proceeding arising out of or relating to this Agreement. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law any objection which they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such court. The parties agree that, to the fullest extent permitted by applicable law, a final and nonappealable judgment in any such action or proceeding brought in such court shall be conclusive and binding upon the parties.

          (b) The parties hereby irrevocably waive any rights they may have in any court, state or federal, to a trial by jury in any case of any type that relates to or arises out of this Agreement or the transactions contemplated herein.

          11.5 Specific Performance. The Company acknowledges that it would be impossible to determine the amount of damages that would result from any breach by it of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that each Holder shall, in addition to and other debts or remedies which it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain the Company from violating any of such provisions. In connection with any action or proceeding for injunctive relief the Company hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of injunctive relief against it enjoining or restraining any breach or threatened breach of this Agreement.

          11.6 Modification of Amendment. This Agreement may not be changed, modified, discharged or amended, except by an instrument signed by all of the parties hereto.

          11.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

          11.8 Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties and supersedes any prior understandings and or written or oral agreements (including without limitation, the Existing
Registration Rights Agreement) among them respecting the subject matter herein.

          11.9 Notices. All notices, requests, demands, consents and other communications required or permitted to be given pursuant to this Agreement shall be in writing and delivered by hand, by telecopy, by overnight courier, delivery service or by certified mail return receipt requested, postage prepaid.
Notices shall be deemed given when actually received, which shall be deemed to be not later than the next Business Day if sent by overnight courier or after five Business Days if sent by mail.

          11.10 Successor to Company, Etc. This Agreement shall be binding upon, and inure to the benefit of the Company's successors and assigns.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the day and year first above written.


                         THE COMPANY

                         STYLES ON VIDEO, INC.



                         By: _ Nancy Galgas_
                         Name:  Nancy Galgas
                         Title: Chief Financial Officer



                         THE INVESTOR

                         INTERNATIONAL DIGITAL INVESTORS, L.P., a
                         Delaware limited partnership

                         By:  IDI Corp., general partner



                              By: _ Jeffrey Safchik_
                              Name:  Jeffrey Safchik
                              Title:  President